Exhibit 32.2

I, Michael A. Lesisko, Chief Financial Officer, of Univec, Inc., certify, pursuant to 18 U.S.C. 1350, as enacted by 906 of the Sarbanes-Oxley Act of
2002, that:

(1) the Quarterly Report on Form 10-QSB for the quarterly period ended June 30,
2006 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act
of 1934; and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Univec,
Inc.

Date: September 13, 2006	By: /s/ Michael A. Lesisko
Michael A. Lesisko, Chief financial Officer